Exhibit 23.4

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

The Board of Directors

CNL Income Properties, Inc.

We hereby consent to the use in this Post-Effective Amendment Number Nine to the Registration Statement on Form S-11 of our report dated March 27, 2006, related to the balance sheets of Cypress Bowl Recreations Limited Partnership as of December 31, 2005 and 2004 and the related statement of income, partner’s capital and accumulated other comprehensive income (loss), and cash flows for the years ended December 31, 2005 and 2004 and our report dated November 18, 2005, related to the balance sheet of Gatlinburg Skylift, LLC as of December 31, 2004 and 2003 and the related statement of operations, parent’s investment account and cash flows for the years ended December 31, 2004, 2003 and 2002 which appear in this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ MOSS ADAMS LLP

Seattle, Washington

January 11, 2008